UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2013

Federal-Mogul Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34029	20-8350090
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26555 Northwestern Highway, Southfield, Michigan	48033
(Address of principal executive offices)	(Zip Code)

(248) 354-7700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement

Credit Agreement Amendment

On December 6, 2013, Federal-Mogul Corporation (the “Company”) entered into an amendment (the “Amendment”) of its Term Loan and Revolving Credit Agreement, dated as of December 27, 2007 (as amended, the “Credit Agreement”), among the Company, the lenders party thereto, Citicorp USA, Inc., as Administrative Agent, JPMorgan Chase Bank, N.A., as Syndication Agent, and Wachovia Capital Finance Corporation and Wells Fargo Foothill, LLC, as Co-Documentation Agents, to amend its existing revolving credit facility to provide for a replacement revolving credit facility (the “Replacement Revolving Facility”). The Amendment, among other things, (i) increases the aggregate commitments available under the Replacement Revolving Facility from $540 million to $550 million, (ii) extends the maturity date of the Replacement Revolving Facility to December 6, 2018, subject to certain limited exceptions described below, and (iii) amends the Company’s borrowing base to provide the Company with additional liquidity. The Amendment does not amend the Company’s existing Tranche B or Tranche C term loans under the Credit Agreement.

Advances under the Replacement Revolving Facility generally bear interest at a variable rate per annum equal to (i) the Alternate Base Rate (ABL) (as defined in the Credit Agreement) plus an adjustable margin of 0.50% to 1.00% based on the average monthly availability under the Replacement Revolving Facility or (ii) Adjusted LIBOR Rate (ABL) (as defined in the Credit Agreement) plus a margin of 1.50% to 2.00% based on the average monthly availability under the Replacement Revolving Facility. An unused commitment fee of 0.375% also is payable under the terms of the Amendment.

Under certain limited circumstances the maturity date of the Replacement Revolving Facility may be accelerated. In the event that as of a particular determination date more than $300 million aggregate principal amount of the Company’s existing term loans and certain related refinancing indebtedness will become due within 91 days of such determination date, the Replacement Revolving Facility will mature on such determination date.

The descriptions of the Amendment and the Replacement Revolving Facility set forth above are qualified in their entirety by reference to the Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Backstop Commitment on Term Loan

On December 6, 2013, High River Limited Partnership, an affiliate of Carl C. Icahn and the Company’s largest stockholder (“High River”), entered into a backstop commitment letter (the “Backstop Commitment”) in favor of the Company with respect to its existing Tranche B term loan that matures in December 2014. The Backstop Commitment provides that if the Company is unable to refinance its Tranche B term loan on or prior to September 27, 2014, High River Limited Partnership or an affiliate thereof with at least the same net worth (the “Provider”) will provide loan financing of up to $1.6 billion to the Company and its subsidiaries on arms-length terms to provide the funding necessary to repay the Tranche B term loan. The High River loan will be subject to negotiation and execution of definitive documentation to be approved by the independent directors of the Company.

The description of the Backstop Commitment set forth above is qualified in its entirety by reference to the Backstop Commitment filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Section 2 — Financial Information

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Exhibit Description

10.1	Amendment, dated December 6, 2013 to Term Loan and Revolving Credit Agreement, dated as of December 27, 2007, among the Company, the lenders party thereto, Citicorp USA, Inc., as Administrative Agent, JPMorgan Chase Bank, N.A., as Syndication Agent, and Wachovia Capital Finance Corporation and Wells Fargo Foothill, LLC, as Co-Documentation Agents, with attached Term Loan and Revolving Credit Agreement being a composite conformed copy

10.2	Backstop Commitment Letter, dated December 6, 2013, by High River Limited Partnership in favor of the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Federal-Mogul Corporation (Registrant)
Date: December 9, 2013

/s/ Brett D. Pynnonen
	By:	Brett D. Pynnonen
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1	Amendment, dated December 6, 2013 to Term Loan and Revolving Credit Agreement, dated as of December 27, 2007, among the Company, the lenders party thereto, Citicorp USA, Inc., as Administrative Agent, JPMorgan Chase Bank, N.A., as Syndication Agent, and Wachovia Capital Finance Corporation and Wells Fargo Foothill, LLC, as Co-Documentation Agents, with attached Term Loan and Revolving Credit Agreement being a composite conformed copy

10.2	Backstop Commitment Letter, dated December 6, 2013, by High River Limited Partnership in favor of the Company

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